EXHIBIT 4.2



               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


          This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of May 16, 1997, is entered into by and among MAGELLAN INTERNATIONAL, INC., a Delaware corporation (the "Company"), and the persons
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listed on the signature pages hereof (the "Stockholders").
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                                    RECITALS

          A. The Company and the Stockholders desire to enter into this Agreement for the purpose of granting to the Stockholders certain rights with respect to registering under the Securities Act of 1933, as amended, shares of Common Stock, par value $.01 per share, of the Company.

          B. The Common Stock is being acquired by the Stockholders pursuant to the transactions (the "Transactions") contemplated by the Agreement and Plan
                          ------------
of Reorganization, dated as of September 20, 1996, among Panamsat Corporation, Hughes Communications, Inc., and the Company, among others (the "Plan of
                                                                 -------
Reorganization"), and the Stock Contribution and Exchange Agreement, dated as of
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September 20, 1996, among Satellite Company, L.L.C., Hughes Communications,
Inc., and the Company, among others (the "Exchange Agreement").
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          C.   The Stockholders are also parties to a Stockholder Agreement of even date (the "Stockholder Agreement").
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                                    AGREEMENT

          In consideration of the Recitals and mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

          1.   Definitions.  As used in this Agreement, the following terms
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shall have the following meanings:

          "Advice" shall have the meaning set forth in Section 5 hereof.
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          "Affiliate" means, with respect to any specified person, any other
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person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" means any day that is not a Saturday, a Sunday or a
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legal holiday on which banking institutions in the State of New York are not required to be open.

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

          "Capital Stock" means, with respect to any person, any and all shares,
           -------------
interests, participations or other equivalents (however designated) of corporate stock issued by such person, including each class of common stock and preferred stock of such person.

          "Class A Holder" means a Holder whose Common Stock was received in the
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Transactions in respect of the Class A Common Stock or common stock of Panamsat
Corporation into which such Class A Common Stock has been converted.

          "Class B Holder" means a Holder whose Common Stock was received in the
           --------------
Transactions pursuant to the Exchange Agreement.

          "Common Stock"  means the Common Stock, par value $0.01 per share, of
           ------------
the Company issued to any Holder named on the signature pages hereof in the Transactions or any other shares of capital stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including, by reason of a merger, consolidation, reorganization or recapitalization. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

          "Company" shall have the meaning set forth in the heading hereof.
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          "Delay Period" shall have the meaning set forth in Section 2(d)
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hereof.

          "Demand Notice" shall have the meaning set forth in Section 2(a)
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hereof.

          "Demand Registration" shall have the meaning set forth in Section 2(b)
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hereof.

          "Effectiveness Period" shall have the meaning set forth in Section
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2(d) hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
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and the rules and regulations of the SEC promulgated thereunder.

          "Hold Back Period" shall have the meaning set forth in Section 4
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hereof.

          "Holder" means a person who owns Registrable Shares and is either (i)
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a Stockholder or (ii) a Permitted Transferee.

          "Inclusion Notice" shall have the meaning set forth in Section 2(a).
           ----------------

          "Hughes Communications, Inc. Holder" means Hughes Communications, Inc.
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and any Holder whose Common Stock was issued to Hughes Communications, Inc. in the Transactions.


          "Interruption Period" shall have the meaning set forth in Section 5
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hereof.

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

          "Permitted Assignee" means a Holder who acquires (a) more than $ 15
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million in value of Common Stock at the date of transfer from a Holder, or (b)
Common Stock from a Holder in a transfer in which consent to assignment of this Agreement is granted pursuant to Section 10(e), in either case in a transfer exempt pursuant to Rule "4(1-1/2)" (or any similar private transfer exemption), provided that in each case the transferee assumes and agrees to perform and becomes a party to this Agreement.

          "Permitted Transferees" means, as to any Hughes Communications, Inc.
           ---------------------
Holder, any controlled Affiliate of GM or any Permitted Transferee; as to S Company, Grupo Televisa, S.A., any controlled Affiliate of Grupo Televisa, S.A., or any Permitted Transferee; and as to the Class A Holders, (A) any other Class A Holder, (B) any person who is the spouse or former spouse of, or any lineal descendent of, or any spouse of such lineal descendant of, or the grandparent, parent, brother or sister of, or spouse of such brother or sister of, a Class A Holder or Permitted Transferee of such person; (C) upon the death of any Class A Holder or any Permitted Transferee of such person, the executors of the estate of such Class A Holder or Permitted Transferee, any of such Class A Holder's or such Permitted Transferee's heirs, testamentary trustees, devisees, or legatees;
(D) any trust principally for the benefit of one or more of the foregoing Class A Holders or Permitted Transferees; (E) upon the disability of any Class A Holder or Permitted Transferee, any guardian or conservator of such Class A Holder or Permitted Transferee; or (F) any corporation, partnership or other entity if all of the beneficial ownership is held by Class A Holders or any Permitted Transferees; and as to any Stockholders, any person who is a Permitted Assignee; provided that in each case such transferee assumes and agrees to perform and becomes a party to this Agreement.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Piggyback Registration" shall have the meaning set forth in Section 3
           ----------------------
hereof.

          "Prospectus" means the prospectus included in any Registration
           ----------
Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          "Registrable Shares" means shares of Common Stock unless (i) they have
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been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement, or (ii) all of such Common Stock of a Holder can be freely sold and transferred without restriction under Rule 144 or Rule 145 under the Securities Act or any successor rule such that, after any such transfer referred to in this clause (ii), such securities may be freely transferred without restriction under the Securities Act. Notwithstanding the foregoing, any shares of Common Stock held by a Stockholder shall be "Registrable Shares"

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

until such Stockholder ceases to own at least 1% of the then outstanding Common Stock, $ .01 par value, of the Company. Further, no Holder who is not a Stockholder shall be deemed to own Registrable Shares after five years from the date hereof.

          "Registration" means registration under the Securities Act of an
           ------------
offering of Registrable Shares pursuant to a Demand Registration or a Piggyback Registration.

          "Registration Period" means, as to any Holder, the period beginning on
           -------------------
the date hereof and ending on the date when such Holder no longer owns any Registrable Shares.

          "Registration Statement" means any registration statement under the
           ----------------------
Securities Act of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the SEC promulgated thereunder.

          "Shelf Registration" shall have the meaning set forth in Section 2(b)
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hereof.

          "Stockholder Agreement" shall have the meaning set forth in Recital C.
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          "Transactions" shall have the meaning set forth in Recital B.
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          "Underwritten Registration or Underwritten Offering" means a
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registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

          2.   Demand Registration.
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          (a) Subject to the last sentence of this Section 2(a), any Holder shall have the right during the Registration Period, by written notice (the "Demand Notice") given to the Company, to request the Company to register under
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and in accordance with the provisions of the Securities Act all or any portion of the Registrable Shares designated by such Holders; provided, however, that the aggregate value (at the respective dates of such notices) of Registrable Shares requested to be registered pursuant to any Demand Notice and pursuant to any related Inclusion Notices received pursuant to the following sentence shall be at least $ 100 million. Upon receipt of any such Demand Notice, the Company shall promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Shares held by them in the proposed registration by submitting their own written notice to the Company requesting inclusion of a specified number of such Holders' Registrable Securities (the "Inclusion Notice"). In connection with any Demand Registration
                 ----------------
in which more

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

than one Holder participates, in the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Shares to be included in such offering that the total number of Registrable Shares to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Shares to be sold), then the amount of Registrable Shares to be offered for the account of such Holders shall be reduced pro rata on the basis of the number of Registrable Shares to be registered by each such Holder; provided if the registration of Registrable Shares held by Mary Anselmo is necessary in connection with any payment of estate taxes by her estate, such registration by the estate of Mary Anselmo shall have priority over any registration of Registrable Shares by a Class B Holder or any Holder who acquired such securities directly or indirectly from or through a Class B Holder. The Class A Holders as a group and the Class B Holders as a group shall each be entitled to three Demand Registrations pursuant to this Section 2; Hughes Communications, Inc. shall be entitled to six Demand Registrations pursuant to this Section 2; if any such Demand Registration does not become effective or is not maintained for a period (whether or not continuous) of at least 180 days (or such shorter period as shall terminate when all the Registrable Shares covered by such Demand Registration (other than any shares reserved for issuance upon exercise of the underwriters' overallotment option) have been sold pursuant thereto), the affected Holders will be entitled to an addition Demand Registration pursuant hereto. It is agreed that the registration of Registrable Shares pursuant to an Inclusion Notice shall not be deemed to be a Demand Registration. Nothing in this Section 2(a) shall limit any rights pursuant to Section 3 hereof. Nothing in this Agreement shall limit the rights and obligations of the parties under the Stockholder Agreement, including pursuant to Sections 2(a) and 2(b) thereof. Notwithstanding anything herein to the contrary, the exercise of each Demand Registration under this Section 2(a) by the Class A Holders shall require the approval of the Class A Holders, and their Permitted Transferees, owning a majority of the Registrable Shares then owned by all Class A Holders and their Permitted Transferees.

          (b) The Company, within 45 days of the date on which the Company receives a Demand Notice given by Holders in accordance with Section 2(a) hereof, shall file with the SEC, and the Company shall thereafter use commercially reasonable efforts to cause to be declared effective, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Shares specified by the Holders in such Demand Notice, which may include a "shelf" registration (a "Shelf Registration") pursuant to
                                             ------------------
Rule 415 under the Securities Act (a "Demand Registration").
                                      -------------------

          (c) The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective and to keep each Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of the Registrable Shares covered thereby (i) in the case of a Registration that is not a Shelf Registration, for a period of 90 days from the date on which the SEC declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of 180 days from the date on which the SEC declares such Registration Statement effective, in either case (x) until all the Registrable Shares covered by such Registration Statement (other than any shares reserved for issuance upon

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

exercise of the underwriters' overallotment option) have been sold pursuant to such Registration Statement, and (y) as such period may be extended pursuant to this Section 2.

          (d) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 2, or suspend the use of any effective Registration Statement under this Section 2, for a reasonable period of time, but not in excess of 90 days (a "Delay Period"), if the chief executive officer
                                 ------------
or chief financial officer of the Company determines that in such executive officer's reasonable judgment and good faith the registration and distribution of the Registrable Shares covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of (x) 120 days minus (y) the number of days occurring during all Hold Back Periods and Interruption Periods during such consecutive 12 months and (ii) a period of at least 60 days shall elapse between the termination of any Delay Period, Hold Back Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If the Company shall so postpone the filing of a Registration Statement, the Holders of Registrable Shares to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Shares that were to be registered to the Company within 45 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Shares are entitled pursuant to this Section 2). The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods, all Hold Back Periods and all Interruption Periods occurring during such Registration and such period and any extension thereof is hereinafter referred to as the "Effectiveness Period." The Company shall not be entitled to
                    --------------------
initiate a Delay Period unless it shall (A) to the extent permitted by agreements with other security holders of the Company, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company's policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Company.

          (e) The Company shall not include any securities that are not Registrable Shares in any Registration Statement filed pursuant to this Section 2 without the prior written consent of (i) the Class A Holders of a majority in number of the Registrable Shares held by Class A Holders covered by such Registration Statement, and (ii) the Class B Holder(s) of a majority in number of the Registrable Shares held by such Class B Holders covered by such Registration Statement, and (iii) Hughes Communications, Inc. Holders with respect to Registrable Shares held by such Hughes Communications, Inc. Holders covered by such Registration Statement.

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

          (f) Holders of a majority in number of the Registrable Shares to be included in a Registration Statement pursuant to this Section 2 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to the Company revoking such request. The Holders of Registrable Shares who revoke such request shall reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was pursuant to Section 2(d) (for a postponement) or was based on the Company's failure to comply in any material respect with its obligations hereunder, such reimbursement shall not be required, and such registration shall not count against the maximum number of Demand Registrations to which the applicable Holders are entitled under Section 2(a). In addition, if pursuant to the terms of this Section 2(f), the Holders reimburse the Company for its out of pocket expenses incurred in the preparation, filing and processing of any Registration Statement requested, and subsequently revoked by such Holder(s), such registration shall not count against the maximum number of Demand Registrations to which the applicable Holder(s) are entitled under Section 2(a).

          3.   Piggyback Registration.
               ----------------------

          (a) Right to Piggyback.  If at any time during the Registration Period
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the Company proposes to file a registration statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares pursuant to a firm commitment underwritten offering solely for cash for its own account (other than a registration statement (i) on Form S-8 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan of the Company or its Affiliates) or for the account of any holder of securities of the same type as the Registrable Shares (to the extent that the Company has the right to include Registrable Shares in any registration statement to be filed by the Company on behalf of such holder), then the Company shall give written notice of such proposed filing to the Holders at least 15 days before the anticipated effective date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Shares as they may request (a "Piggyback Registration").
                                                     ----------------------
Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Shares of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration; provided, however, that if such withdrawal occurs after the filing of the Registration Statement with respect to such Piggyback Registration, the withdrawing Holders shall reimburse the Company for the portion of the registration expenses payable with respect to the Registrable Shares so withdrawn.

          (b) Priority on Piggyback Registrations.  The Company shall permit the
              -----------------------------------
Holders to include all such Registrable Shares on-the-same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per

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

share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of common stock equivalents requested to be registered by each such Holder or holder participating in such offering.

          (c) Right to Abandon.  Nothing in this Section 3 shall create any
              ----------------
liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 3(a) hereof or to withdraw such registration statement subsequent to its filing and prior to the later of its effectiveness or the release of the Registrable Shares for public offering by the managing underwriter, in the case of an underwritten public offering, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

          4.   Holdback Agreement.  If (i) the Company shall file a registration
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statement with respect to the Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) the Company (in the case of a nonunderwritten public offering by the Company pursuant to such registration statement) advises the Holders in writing that a public sale or distribution of Registrable Shares would materially adversely affect such offering or the managing underwriter or underwriters (in the case of an underwritten public offering by the Company pursuant to such registration statement) advises the Company in writing (in which case the Company shall notify the Holders) that a public sale or distribution of Registrable Shares would have material adverse impact on such offering, then each Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Shares during the 10 days prior to the effective date of such registration statement and until the earliest of (A) the abandonment of such offering, (B) 90 days from the effective date of such registration statement and (C) if such offering is an underwritten offering, the termination of any "hold back" period obtained by the underwriter or underwriters in such offering from the Company in connection therewith (each such period, a "Hold Back Period").
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          5.  Registration Procedures.  In connection with the registration
              -----------------------
obligations of the Company pursuant to and in accordance with Sections 2 and 3 hereof (and subject to Sections 2 and 3 hereof), the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (but subject to Sections 2 and 3 hereof):

          (a) At least ten (10) business days before filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to the Holders who are participating in such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and such underwriters (and their respective counsel), and, in the case of a Demand Registration, the Company will not file any Registration Statement or amendment thereto or any prospectus

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

or any supplement thereof to which the Registering Holders or the underwriters, if any, shall reasonably object;

          (b) prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders' intended method or methods of distribution thereof, subject to Section 2(b) hereof, and, subject to the Company's right to terminate or abandon a registration pursuant to Section 3(c) hereof, use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

          (c) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders of Registrable Shares covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

          (d) notify the Holders of any Registrable Shares covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders,
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading:

          (e) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

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

          (f) furnish to the Holder of any Registrable Shares covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

          (g) prior to any public offering of Registrable Shares covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders of such Registrable Shares shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

          (h) upon the occurrence of any event contemplated by paragraph 5(d)(v) above, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (i) use commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted;

          (j) use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any securities exchange or regulatory body;

          (k) on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Shares with printed certificates for the Registrable Shares covered by such Registration Statement which are in a form eligible for deposit with The Depository Trust Company;

          (l) if such offering is an underwritten offering, make available for inspection by any Holder of Registrable Shares included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), such financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspector in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which agreement shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided however, that (A) any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subclause (ii), each Holder of Registrable Shares agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company's expense, may undertake appropriate action to prevent disclosure of such Records; and

          (m) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable Shares being sold), addressed to each selling Holder of Registrable Shares covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Registrable Shares covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder. In addition, the Company agrees (i) not to effect any public sale or distribution of its Common Stock, par value $.01 per share, or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to the effective date of any underwritten Demand or Piggyback Registration and until the earliest of (A) the abandonment of such offering, or (B) the termination of any "hold back" period reasonably requested by the underwriters (with exceptions for issuances pursuant to outstanding options, warrants, and convertible or exchangeable securities, pursuant to employee and dividend reinvestment plans, and such other exceptions as are customary or agreed with the managing underwriter).

          The Company may require each Holder of Registrable Shares covered by a Registration Statement to furnish such information regarding such Holder and such Holder's intended method of disposition of such Registrable Shares as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder's Registrable Shares from such Registration Statement.

          Each Holder of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(ii), 5(d)(iii), 5(d)(iv) or 5(d)(v) hereof, that such Holder shall forthwith discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(h) hereof, or until such Holder is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be
      ------
resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by
                                      -------------------
the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

          Each Holder of Registrable Shares covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering of such Registrable Shares.

          6.   Registration Expenses.  Whether or not any Registration Statement
               ---------------------
is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement, including (i) all registration and filing fees, including NASD filing fees, (ii) all fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith,
(iii) printing expenses (including expenses of printing certificates for Registrable Shares and of printing preliminary and final prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expense of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with this Agreement and the Registration Statement, and (vii) all other costs, fees and expenses incident to the Company's performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons retained by any Holder, including counsel for such Holders, and any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Shares by a Holder, will be payable by such Holder and the Company will have no obligation to pay any such amounts.

          7.   Underwriting Requirements.
               -------------------------

          (a) Subject to Section 7(b) hereof, any Holder giving a Demand Notice shall have the right, by written notice, to request that any Demand Registration provide for an underwritten offering.

          (b) In the case of any underwritten offering pursuant to a Demand Registration, the Holders of a majority of the Registrable Shares covered by the Demand Notice to be disposed of in connection therewith shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to the Company. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering.

          8.   Indemnification.
               ---------------

          (a) Indemnification by the Company.  The Company shall, without
              ------------------------------
limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged
 ------
untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein or by any underwriter in a Demand Registration; provided, however, that the Company shall not be liable to any such Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Shares by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or currently with the sale of Registrable Shares. In connection with any Underwritten Offering, the Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities
Act) to the same extent as provided above with respect to Indemnification of Holders of Registrable Shares, or on such other terms as are reasonable and customary and requested by the managing underwriter.

          (b) Indemnification by Holder of Registrable Shares.  In connection
              -----------------------------------------------
with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement or the related Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement or Prospectus.

          (c) If any Person shall be entitled to indemnity hereunder (an

"Indemnified Party"), indemnified party shall give prompt notice to the party
------------------
from which such indemnity is sought (the "Indemnifying Party") of any claim or
                                          ------------------
of the commencement of any proceeding with respect to indemnitee party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (1) the indemnifying party agrees to pay such fees and expenses; (2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (3) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party shall not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

          (d) Contribution.  If the indemnification provided for in this Section
              ------------
8 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the this Section 8(d). Notwithstanding the provision of this Section 8(d), an indemnifying party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Shares sold by such Holder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          9.   Rule 144.  If the Company shall have filed a registration
               --------
statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder (or if the Company is not required to file such reports, the Company will, upon the request of any Holder of Registrable Shares, make publicly available other information), and will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder of Registrable Shares to sell Registrable Shares within the exemption provided by
(i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          10.  Miscellaneous.
               -------------

          (a) Termination.  This Agreement and the obligations of the Company
              -----------
and the Holders hereunder (other than Section 8 hereof) shall terminate on the first date on which no Registrable Shares remain outstanding.

          (b) Notices.  All notices, requests, demands and other communications
              -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          i.   if to the Company, to:

               PanAmSat Corporation
               One Pickwick Plaza
               Greenwich, Connecticut 06830
               Attention:  Frederick A. Landman
               Telephone:  (203) 622-6664
               Telecopy:   (203) 622-9163
               with a copy to:

               Chadbourne & Parke LLP
               30 Rockefeller Plaza
               New York, New York  10112
               Attention:  Denis J. Friedman, Esq.
               Telephone: (212) 408-5200
               Telecopy: (212) 541-5369

          ii. if to Hughes Communications, Inc., Hughes Communications Galaxy, Inc. or Hughes Communications Satellite Services, Inc., to:

               Hughes Communications, Inc.
               P.O. Box 9712
               Long Beach, CA  90810-9928
               Attention:  President
               Telephone:  (310) 525-5010
               Telecopy:  (310) 525-5015

               with a copy to:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, California 90071
               Attention:  Bruce R. Lederman, Esq.
               Telephone:  (213) 485-1234
               Telecopy:   (213) 891-8763

          iii. if to any of the Class A Stockholders listed on the signature pages hereto, to:

               Patrick J. Costello
               c/o PanAmSat Corporation
               One Pickwick Plaza
               Greenwich, Connecticut 06830
               Attention:  Frederick A. Landman
               Telephone:  (203) 622-6664
               Telecopy:   (203) 622-9163

               with a copy to:

               Cummings & Lockwood
               4 Stamford Plaza, CT  06904
               Attn: John Musicaro
               Telephone:  (203) 351-4370
               Telecopy: (203) 351-4499

          iv.  if to Satellite Company, L.L.C., to:

               Satellite Company, L.L.C.
               Fonovisa Centroamerica, S.A.
               De Popa de Curridabat 25 Mts. Este
               Edificio Galerias del Este
               Local 8
               San Jose, Costa Rica
               Attention: Jorge Suarez
               Telephone: 011-506-253-0758
               Telecopy:  011-506-224-0836

               with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York 10004
               Attention:  Joseph A. Stern, Esq.
               Telephone:  (212) 859-8000
               Telecopy:   (212) 859-4000

          (c) Interpretation.  When a reference is made in this Agreement to
              --------------
Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties. All terms defined in this Agreement in the singular shall have the same comparable meanings when used in the plural and vice versa, unless otherwise specified.

          (d) Entire Agreement; No Third-Party Beneficiaries.  This Agreement
              ----------------------------------------------
constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (e) Assignment.  Neither this Agreement nor any of the rights,
              ----------
interests, or obligations hereunder shall be assigned (whether by operation of law or otherwise) by any Holder without the consent of the Company, or by the Company without the consent of Holders of at least a majority in number of the Registrable Shares then outstanding provided that any Holder can assign its rights hereunder to a Permitted Transferee or Permitted Assignee of $15 million or more in value of Common Stock without the consent of the Company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. In no event shall any transferee of Common Stock be entitled, solely as a result of such transfer, to any of the benefits of this Agreement or to enforce the same.

          (f) Governing Law.  This Agreement shall be construed, interpreted and
              -------------
the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to the choice of law provisions), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          (g) Severability.  Each party agrees that, should any court or other
              ------------
competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

          (h) Injunctive Relief.  The parties acknowledge that it will be
              -----------------
impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person or entity will be irreparably damaged and will not have an adequate remedy at law. Any such person or entity shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

          (i) Attorneys' Fees.  If any party to this Agreement brings an action
              ---------------
to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

          (j) Cumulative Remedies.  All rights and remedies of any party hereto
              -------------------
are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

          (k) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

          (l) Amendments and Waivers.  Except as otherwise provided herein, the
              ----------------------
provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Shares then outstanding, or the Holders have obtained the written consent of the Company.

          (m) Other Agreements.  Without the approval of Holders owning at least
              ----------------
two-thirds in interest of each of the Hughes Communications, Inc. Holders, the Class A Holders, and the Class B Holders of the Registrable Shares, the Company shall not enter into any registration rights agreement ranking pari passu or
                                                               ---- -----
senior to this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first above written.

                                  MAGELLAN INTERNATIONAL, INC.


                                  By: /s/ Charles H. Noski
                                      --------------------------------
                                      Name:  Charles H. Noski
                                      Title: President


                                  STOCKHOLDERS
                                  ------------

                                  HUGHES COMMUNICATIONS, INC.

                                  HUGHES COMMUNICATIONS GALAXY, INC.

                                  HUGHES COMMUNICATIONS
                                  SATELLITE SERVICES, INC.


                                  By: /s/ Jerald F. Farrell
                                      -------------------------------
                                      Name:  Jerald F. Farrell
                                      Title: President

                                  SATELLITE COMPANY, L.L.C.


                                  By: /s/ Jorge Suarez Barbosa
                                      -------------------------------
                                      Name:  Jorge Suarez Barbosa
                                      Title: General Manager

                              CLASS A STOCKHOLDERS

                       /s/ Mary Anselmo
                       ---------------------------------------------------------
                       Name:  MARY ANSELMO, individually and as a trustee of the
                              Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as a successor trustee under the Voting Trust Agreement dated as of February 28, 1995 and as a co-trustee of RAYCE ANSELMO TRUST DATED DECEMBER 23, 1991

                       /s/ Frederick A. Landman
                       ---------------------------------------------------------
                       Name: FREDERICK A. LANDMAN, individually and as a trustee of the Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as a successor trustee under the Voting Trust Agreement dated as of February 28, 1995

                       /s/ Lourdes Saralegui
                       ---------------------------------------------------------
                       Name: LOURDES SARALEGUI, individually and as a trustee of the Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as a successor trustee under the Voting Trust Agreement dated as of February 28, 1995

                       /s/ Pier Landman
                       ---------------------------------------------------------
                       Name: PIER LANDMAN, individually and as the sole trustee of the CHLOE LANDMAN TRUST DATED JUNE 10, 1988 and the sole trustee of the RISSA LANDMAN TRUST DATED JUNE 10, 1988

                       /s/ Patrick J. Costello
                       ---------------------------------------------------------
                       Name:  PATRICK J. COSTELLO, as trustee of the FREDERICK
                              A. LANDMAN IRREVOCABLE TRUST DATED DECEMBER 22, 1995 and as a successor trustee of the RAYCE ANSELMO TRUST DATED DECEMBER 23, 1991

                       /s/ Reverge Anselmo
                       ---------------------------------------------------------
                       Name: REVERGE ANSELMO, individually and as a trustee of the Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as a successor trustee under the Voting Trust Agreement dated as of February 28, 1995